UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

BIO-TECHNE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2021, the Compensation Committee of the Board of Directors of Bio-Techne Corporation (the “Company”) appointed Mr. William Alexander Geist, age 52, as an executive officer of the Company in the position of President, Protein Sciences Segment, effective January 3, 2022. Mr. Geist succeeds N. David Eansor, who has announced his intention to retire. Mr. Eansor will remain with the Company through the end of February 2022 to assist with transition.

Mr. Geist most recently serving as Chief Operating Officer for Quanterix, where he was responsible for enterprise-wide operations and strategy deployment. Previously, from 2015 through January 2020, Mr. Geist was Vice President & General Manager for two of Thermo Fisher Scientific’s largest Business Units, Protein & Cell Analysis and qPCR. Prior to Thermo Fisher Scientific, Mr. Geist was Vice President of QuantaBiosciences, a QIAGEN company, from 2003 to 2015, where he held various roles of increasing responsibility from the company’s inception through its acquisition.

With his appointment, Mr. Geist will enter into an employment agreement with the Company (the “Employment Agreement”) in the same form used for all executive officers of the Company. The Employment Agreement provides for the following compensation and benefits:

●	Base salary of $500,000;
●
Participation in the Management Incentive Plan, with a cash bonus of 85% at target and annual equity grants with both time- and performance-based vesting, valued at approximately $1.8 million, with a pro-rated grant of such equity to be issued February 1, 2022;

●	A one-time grant of restricted stock units valued at $1 million, to be issued February 1, 2022, with vesting of one third each on the three anniversaries following the date of grant;
●
Reimbursement of certain business expenses in connection with his service to the Company, relocation allowance and participation in other employee benefit plans generally available to the Company’s employees, and certain other benefits as set forth in the Employment Agreement.

This description of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2021.

There is no transaction with the Company or any of its subsidiaries or affiliates requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

A copy of the press release issued by Bio-Techne Corporation on December 21, 2021 announcing the retirement of Mr. Eansor and the appointment of Mr. Geist is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated December 21, 2021
104 -	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: December 21, 2021	By:	/s/ Brenda S. Furlow
Brenda S. Furlow
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 21, 2021

104 -	Cover Page Interactive Data File (embedded within the Inline XBRL document)